SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	September 2, 2003 -------------------

Commission File Number -----------------------------	Name of Registrant, State of Incorporation, Address and Telephone Number -------------------------------------	IRS Employer Identification Number ---------------------------
1-40	Pacific Enterprises (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2000	94-0743670

1-1402	Southern California Gas Company (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 5. Other Events

At its meeting on August 21, 2003, the California Public Utilities Commission (CPUC) approved $48 million of natural gas purchase incentive awards for Southern California Gas for the two award years ended March 31, 2002. The awards had been expected and will be recognized for financial reporting purposes in the third quarter of 2003. They are subject to refund or adjustment as determined by the CPUC in connection with its previously reported natural gas border-price investigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Enterprises

Date: September 2, 2003	By: /s/ F. H. Ault ---------------------------------------
Name: F. H. Ault Sr. Vice President and Controller

Southern California Gas Company

Date: September 2, 2003	By: /s/ D. L. Reed ---------------------------------------
Name: D. L. Reed President and Chief Financial Officer